UNITES STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2006
Medtronic, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota State or other jurisdiction of incorporation)	1-7707 (Commission File Number)	41-0793183 (IRS Employer Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota (Address of principal executive offices)	55432 (Zip Code)
(763) 514-4000
(Registrant’s telephone number, including area code):
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.02. Results of Operations and Financial Condition.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     On June 22, 2006, the Compensation Committee of the Board of Directors of Medtronic, Inc. (the “Company”) approved performance goals under the Company’s Executive Incentive Plan for fiscal year 2007. The Plan is a formula-based plan with awards based on corporate, geographic and business unit performance. For fiscal 2007, corporate operating performance will be assessed against performance measure goals of diluted earnings per share, revenue growth and after-tax return on net assets, with these measures given weights of 50%, 30% and 20%, respectively. For fiscal 2007, senior executive officers are eligible for target awards ranging from 75% to 120% of base salary. The potential maximum payouts senior executive officers are eligible for range from 165% to 264% of base salary.
     The Compensation Committee also approved at its June 22, 2006 meeting the performance goals for the 2007-2009 cycle for its Long-Term Performance Plan under the Medtronic, Inc. 2003 Long-Term Incentive Plan (the Long-Term Performance Plan replaces the old Performance Share Program as the new plan is not linked in any way to Company shares or stock). Senior executive officers are eligible for grants under the Long-Term Performance Plan. Grants are made annually for overlapping three-year performance periods. The amount of cash payable at the end of the three-year plan period can range from 20% to 180% of the original grant. For the 2007-2009 cycle, the grant targets will range from $100,000 to $2,500,000, provided that no senior executive officers shall be granted award payment in excess of $3 million for each fiscal year in the performance period and the Compensation Committee reserves the right to reduce the maximum award payments as deemed appropriate by the Committee.
     The foregoing description of the Executive Incentive Plan and the 2003 Long-Term Incentive Plan is qualified in its entirety by reference to the full text of the Executive Incentive Plan and the 2003 Long-Term Incentive Plan, which were attached as appendixes to the Company’s 2003 Proxy Statement filed on July 28, 2003, and are incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
     On May 23, 2006, Medtronic announced financial results for its 2006 fiscal year and fourth quarter ended April 28, 2006. Subsequently, the Company made minor adjustments reducing revenue by $11 million and net earnings by $6.6 million. Following the corrections made to its fourth quarter results, the Company’s revised fiscal year 2006 revenue was $11.292 billion and 2006 net earnings were $2.547 billion. Revised fiscal fourth quarter revenue was $3.067 billion and fourth quarter net earnings were $740 million. The revised results primarily reflect an adjustment related to estimated revenue accruals over five quarters for products implanted but not yet invoiced. Previously reported revenue and EPS guidance for fiscal years 2007 and 2008 are not impacted by the adjustments.
     The financial statements, related notes and management’s discussion and analysis to be included in Medtronic’s Annual Report on Form 10-K for fiscal 2006 will reflect the revisions described above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
By /s/ Terrance L. Carlson
Date: June 28, 2006	Terrance L. Carlson
Senior Vice President, General Counsel and Corporate Secretary